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Exhibit 23.04

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Lehman Brothers Holdings Inc. (the "Company") for the registration and exchange of $300,000,000 of Lehman Brothers Holdings E-Capital Trust I floating rate enhanced capital advantaged preferred securities and related securities and to the incorporation by reference therein of our reports dated February 14, 2005, with respect to the consolidated financial statements and schedule of the Company, the Company's management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of the Company, included in its Annual Report on Form 10-K, as amended, for the year ended November 30, 2004, filed with the Securities and Exchange Commission.

/s/  ERNST & YOUNG LLP

New York, New York
October 21, 2005

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Consent of Independent Registered Public Accounting Firm